Exhibit 99.3

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

Presented below for Fidelity D & D Bancorp, Inc. (“Fidelity”) and Landmark Bancorp, Inc. (“Landmark”) are comparative historical and unaudited pro forma equivalent per share financial data for the three months ended March 31, 2021 and the twelve months ended December 31, 2020.  The information presented below should be read together with the historical consolidated financial statements of Fidelity and Landmark, including the related notes. The per share data is not necessarily indicative of the operating results that Fidelity would have achieved had it completed the merger as of the beginning of the periods presented and should not be considered as representative of future operations.  The merger was consummated on July 1, 2021 at 12:01AM.

The unaudited pro forma information gives effect to the merger as if the merger had been effective on December 31, 2020 or March 31, 2021, in the case of the book value data, and as if the merger had been effective as of January 1, 2020 or January 1, 2021, in the case of the earnings per share and the cash dividends data.  The unaudited pro forma data combines the historical results of Fidelity into Landmark’s consolidated financial statements.  While certain adjustments were made for the estimated impact of fair value adjustments and other acquisition-related activity, they are not indicative of what could have occurred had the acquisition taken place on January 1, 2021.

The Landmark pro forma equivalent per share amounts are calculated by multiplying the Fidelity pro forma combined book value per share, cash dividends per share and net income per share by the exchange ratio of 0.272 so that the per share amounts equate to the respective values for one share of Landmark common stock.

The unaudited pro forma combined per share data and the unaudited pro forma combined per share equivalent data has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes.

Unaudited Pro Forma Per Share Data
For The Three Months Ended March 31, 2021

	Fidelity Historical	Landmark Historical	Fidelity Pro Forma Combined (1)(2)(3)	Pro Forma Equivalent Landmark Share (4)
For the three months ended March 31, 2021:
Earnings per share
Net income per share (basic)	$1.14	$0.15	$1.36	$0.37
Net income per share (diluted)	1.13	0.15	1.35	0.37

Cash dividends per share	$0.30	$0.08	$0.30	$0.08

Book value per common share as of March 31, 2021	$32.75	$14.92	$34.63	$9.42

Tangible book value per common share as of March 31, 2021	$31.00	$14.92	$30.71	$8.35

1)

The pro forma combined basic earnings and diluted earnings per share of Fidelity common stock are based on the pro forma combined net income for Fidelity and Landmark divided by the pro forma common shares or diluted common shares of the combined entities. The pro forma information includes adjustments related to the fair value of assets and liabilities of Landmark and is subject to adjustment as additional information becomes available and as final merger date analyses are performed.

2)	The pro forma earnings do not include anticipated cost savings or revenue enhancements, nor do they include one-time merger-related expenses which will be expensed against income.

3)

The pro forma combined book value and tangible book value per share data does include the impact of merger-related expenses.  Such expenses are currently estimated to consist of Landmark after-tax charges currently of $567 thousand and Fidelity after-tax estimated charges of $3.2 million. The pro forma combined book value and tangible book value per share of Fidelity common stock is based on the pro forma combined common shareholders’ equity of Fidelity and Landmark divided by total pro forma common shares of the combined entity.

4)

Pro forma equivalent Landmark per share amount is calculated by multiplying the Fidelity pro forma combined per share amount by the exchange ratio of 0.272 in accordance with the reorganization agreement.

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Unaudited Pro Forma Per Share Data
For The Twelve Months Ended December 31, 2020

	Fidelity Historical	Landmark Historical	Fidelity Pro Forma Combined (1)(2)(3)	Pro Forma Equivalent Landmark Share (4)
For the twelve months ended December 31, 2020:
Earnings per share
Net income per share (basic)	$2.84	$0.57	$3.51	$0.95
Net income per share (diluted)	2.82	0.57	3.49	0.95

Cash dividends per share	$1.14	$0.08	$1.14	$0.31

Book value per common share as of December 31, 2020	$33.48	$15.19	$35.40	$9.63

Tangible book value per common share as of December 31, 2020	$31.72	$15.19	$31.46	$8.56

1)

The pro forma combined basic and diluted earnings per share of Fidelity common stock are based on the pro forma combined net income for Fidelity and Landmark divided by the pro forma basic or diluted common shares of the combined entities. The pro forma information includes adjustments related to the fair value of assets and liabilities of Landmark and is subject to adjustment as additional information becomes available and as final merger date analyses are performed.

2)	The pro forma earnings do not include anticipated cost savings or revenue enhancements, nor do they include one-time merger-related expenses which will be expensed against income.

3)

The pro forma combined book value and tangible book value per share data does include the impact of merger-related expenses. Such expenses are currently estimated to consist of Landmark after-tax charges currently of $567 thousand and Fidelity after-tax estimated charges of $3.2 million. The pro forma combined book value and tangible book value per share of Fidelity common stock is based on the pro forma combined common shareholders’ equity of Fidelity and Landmark divided by total pro forma common shares of the combined entity. It is noted that to calculate December 31, 2020 pro forma book value per share and tangible book value per share, the March 31, 2021 estimated transaction adjustments were applied to calculate the pro forma book value per share and tangible book value per share as of December 31, 2020.

4)	Pro forma equivalent Landmark per share amount is calculated by multiplying the pro forma combined per share amount by the exchange ratio of 0.272 in accordance with the reorganization agreement.

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to Fidelity’s acquisition of Landmark.   Under this method, Landmark’s assets and liabilities as of the date of the acquisition will be recorded at their respective fair values and added to those of Fidelity. Any difference between the purchase price for Landmark and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. The goodwill resulting from the acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually.  Any core deposit intangible and other intangible assets with estimated useful lives to be recorded by Fidelity in connection with the acquisition will be amortized to expense over their estimated useful lives. The financial statements of Fidelity issued after the acquisition will reflect the results attributable to the acquired operations of Landmark beginning on the date of completion of the acquisition.   The merger was consummated on July 1, 2021 at 12:01AM.

The unaudited pro forma combined condensed financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020, which requires the depiction of the accounting for the transaction, which we refer to as transaction accounting adjustments, and presentation of the reasonably estimable cost savings and revenue enhancements and other transaction effects that have occurred or are reasonably expected to occur, which we refer to as management’s adjustments. Fidelity has elected not to present

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management’s adjustments and will only be presenting transaction accounting adjustments in the following unaudited pro forma condensed combined financial information.

The following unaudited pro forma combined consolidated balance sheet as of March 31, 2021 combines the historical financial statements of Fidelity and Landmark. The unaudited pro forma consolidated financial statements give effect to the proposed acquisition as if the acquisition occurred on March 31, 2021 with respect to the balance sheet, and at the beginning of the period for the year ended December 31, 2020 and for the three months ended March 31, 2021, with respect to the statement of operations. The unaudited pro forma consolidated financial statements were prepared with Fidelity as the acquirer and Landmark as the acquiree under the acquisition method of accounting.  Accordingly, the consideration paid by Fidelity to complete the acquisition of Landmark will be allocated to Landmark’s assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition.  The fair value adjustments made to the acquired assets and liabilities of Landmark are considered preliminary at this time and are subject to change as Fidelity finalizes its fair value determinations. There can be no assurance that the final determination will not result in material changes from the amounts presented in these pro forma financial statements. The pro forma calculations, shown below, include a closing share price of $54.10, which represents the closing price of Fidelity’s common stock on June 30, 2021.

The pro forma income statement and per share data information does not include anticipated cost savings or revenue enhancements, nor does it include one-time merger-related expenses which will be expensed against income.  Landmark and Fidelity are currently in the process of assessing the two companies’ personnel, benefit plans, premises, equipment, computer systems and service contracts to determine where the companies may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve canceling contracts between either Landmark or Fidelity and certain service providers. There is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all.

The pro forma combined basic and diluted earnings per share of Fidelity common stock is based on the pro forma combined net income per common share for Landmark and Fidelity divided by the pro forma basic or diluted common shares of the combined entities. The pro forma combined balance sheet and book value per share data does include the impact of merger-related expenses on the balance sheet with Fidelity’s after-tax estimated charges of $3.2 million, illustrated as an adjustment to retained earnings and to accrued other liabilities. The pro forma combined book value and tangible book value of Fidelity common stock is based on the pro forma combined common shareholders’ equity of Landmark and Fidelity divided by total pro forma common shares of the combined entities.

Certain reclassification adjustments have been made to Landmark’s financial statements to conform to Fidelity’s financial statement presentation. The unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during this period.

Additionally, the information presented should be read together with the historical consolidated financial statements of Fidelity and Landmark, including the related notes, which are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Fidelity and the related notes included in Fidelity’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, each of which is incorporated by reference herein, and (ii) the historical restated audited consolidated financial statements of Landmark for the years ended December 31, 2020 and 2019 and unaudited consolidated financial statements of Landmark for the three months ended March 31, 2021, each of which is included in this Current Report on Form 8-K/A.

The unaudited pro forma data are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Fidelity common stock or the actual or future results of operations of Fidelity for any period. Actual results may be materially different than the pro forma information presented.

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Unaudited Combined Pro Forma Balance Sheets as of March 31, 2021
($ In Thousands, Except Per Share Data)

	Fidelity D&D Bancorp, Inc.	Landmark Bancorp, Inc.	Transaction Accounting Adjustments		Pro Forma Combined Fidelity D&D Bancorp, Inc.
Assets:

Cash and due from banks	$38,964	$8,788	$-		$47,752
Interest-bearing deposits with financial institutions	183,989	908	(7,843)	(1)	177,054
Cash and cash equivalents	222,953	9,696	(7,843)		224,806

Securities available-for-sale, at fair value	436,622	53,374	-	(3)	489,996
Restricted investments in bank stock	2,931	1,180	-		4,111
Loans receivable	1,142,159	316,577	(10,137)	(4)	1,448,599
Allowance for loan losses	(14,839)	(3,774)	3,774	(5)	(14,839)
Loans held for sale	11,001	-	-		11,001
Foreclosed assets held-for-sale	413	604	-		1,017
Bank premises and equipment, net	27,275	3,820	(489)	(6)	30,606
Leased property under finance leases, net	259	649	557	(7)	1,465
Right-of-use assets	6,999	320	447	(8)	7,766
Cash surrender value of bank owned life insurance	44,582	7,198	-		51,780
Accrued interest receivable	5,723	1,012	-		6,735
Goodwill	7,053	-	12,826	(1)	19,879
Core deposit intangible, net	1,645	-	597	(9)	2,242
Other assets	18,316	1,652	2,308	(10)	22,276
Total assets	$1,913,092	$392,308	$2,040		$2,307,440

Liabilities:
Deposits:
Interest-bearing	$1,204,548	$208,695	$96	(11)	$1,413,339
Demand, non-interest-bearing	518,352	104,399	-		622,751
Total deposits	1,722,900	313,094	96		2,036,090

Accrued interest payable and other liabilities	18,776	2,011	4,706	(12)(13)	25,493
Finance lease obligation	267	1,036	174	(7)	1,477
Operating lease liabilities	7,567	320	447	(8)	8,334
Short-term borrowings	-	1,043	-		1,043
Obligations under secured borrowing arrangements	-	14,441	230	(14)	14,671
FHLB advances and borrowings under PPPLF	-	24,822	102	(15)	24,924
Total liabilities	1,749,510	356,767	5,755		2,112,032

Shareholders' equity:
Capital stock	78,222	27,120	7,936	(1)(2)	113,278
Retained earnings	84,197	7,512	(10,742)	(2)(13)	80,967
Accumulated other comprehensive income	1,163	909	(909)	(2)	1,163
Total shareholders' equity	163,582	35,541	(3,715)		195,408
Total liabilities and shareholders' equity	$1,913,092	$392,308	$2,040		$2,307,440

Per share data:
Common shares outstanding	4,995,547	2,382,695	(1,734,705)	(1)	5,643,537
Book value per share	$32.75	$14.92			$34.63
Tangible book value per share	$31.00	$14.92			$30.71

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Unaudited Pro Forma Combined Statement of Operations for three months ended March 31, 2021
($ In Thousands, Except Per Share Data)

	Fidelity D&D Bancorp, Inc.	Landmark Bancorp, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Interest income:
Loan receivable, including fees	$12,508	$3,059	$686	(4)	$16,253
Investment securities	1,778	286	(17)	(3)	2,047
Other	54	19	-		73
Total interest income	14,340	3,364	669		18,373

Interest expense:
Deposits	864	219	(23)	(11)	1,060
Borrowings	26	160	(16)	(14)(15)	170
Total interest expense	890	379	(39)		1,230
Net interest income	13,450	2,985	708		17,143

Provision for loan losses	800	(11)	-		789

Net interest income after provision for loan losses	12,650	2,996	708		16,354

Other income:
Service charges on deposit accounts	566	67	-		633
Interchange fees	949	8	-		957
Service charges on loans	511	4	-		515
Fees from trust fiduciary activities	494	-	-		494
Fees from financial services	175	69	-		244
Fees and other revenue	178	65	-		243
Earnings on bank-owned life insurance	296	35	-		331
Gain (loss) on write-down, sale or disposal of:
Loans	2,347	-	-		2,347
Available-for-sale debt securities	-	39	-		39
Other real estate owned	-	177	-		177
Total other income	5,516	464	-		5,980

Other expenses:
Salaries and employee benefits	5,876	1,297	-		7,173
Premises and equipment	1,642	316	-	(6)	1,958
Data processing and communication	603	140	-		743
Advertising and marketing	901	25	-		926
Professional services	937	152	-		1,089
Merger related expenses	523	747	(1,270)	(13)	-
Automated transaction processing	292	-	-		292
Office supplies and postage	113	23	-		136
PA shares tax	50	78	-		128
Loan collection	50	19	-		69
Other real estate owned	25	1	-		26
FDIC assessment	111	31	-		142
FHLB prepayment fee	369	-	-		369
Other expenses	(36)	173	27	(9)	164
Total other expenses	11,456	3,002	(1,243)		13,215

Income before Income Taxes	6,710	458	1,951		9,119

Provision for income taxes	1,043	96	289	(10)	1,428
Net income	$5,667	$362	$1,662		$7,691

Earnings per common share:
Basic	$1.14	$0.15			$1.36
Diluted	$1.13	$0.15			$1.35

Weighted average common shares outstanding:
Basic	4,990,768	2,382,573	(1,734,583)	(1)	5,638,758
Diluted	5,033,577	2,384,936	(1,736,946)	(1)	5,681,567

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Unaudited Pro Forma Combined Statement of Operations for twelve months ended December 31, 2020
($ In Thousands, Except Per Share Data)

	Fidelity D&D Bancorp, Inc.	Landmark Bancorp, Inc.		Transaction Accounting Adjustments		Pro Forma Combined
Interest income:
Loan receivable, including fees	$43,241	$11,999		$2,524	(4)	$57,764
Investment securities	5,971	1,313		(68)	(3)	7,216
Other	284	76		-		360
Total interest income	49,496	13,388		2,456		65,340

Interest expense:
Deposits	4,756	2,031		(48)	(11)	6,739
Borrowings	555	643		(59)	(14)(15)	1,139
Total interest expense	5,311	2,674		(107)		7,878
Net interest income	44,185	10,714		2,563		57,462

Provision for loan losses	5,250	817		-		6,067

Net interest income after provision for loan losses	38,935	9,897		2,563		51,395

Other income:
Service charges on deposit accounts	2,117	246		-		2,363
Interchange fees	3,153	37		-		3,190
Service charges on loans	1,681	209		-		1,890
Fees from trust fiduciary activities	1,785	-		-		1,785
Fees from financial services	749	335		-		1,084
Fees and other revenue	813	191		-		1,004
Earnings on bank-owned life insurance	794	143		-		937
Gain (loss) on write-down, sale or disposal of:
Loans	3,603	-		-		3,603
Available-for-sale debt securities	115	87		-		202
Premises and equipment	(142)	62		-		(80)
Total other income	14,668	1,310		-		15,978

Other expenses:
Salaries and employee benefits	19,831	5,353		-		25,184
Premises and equipment	5,623	1,470		(1)	(6)	7,092
Data processing and communication	2,246	573		-		2,819
Advertising and marketing	2,269	191		-		2,460
Professional services	2,869	710		-		3,579
Merger-related expenses	2,452	-		(2,452)	(13)	-
Automated transaction processing	1,158	-		-		1,158
Office supplies and postage	541	105		-		646
PA shares tax	381	232		-		613
Loan collection	131	60		-		191
Other real estate owned	28	249		-		277
FDIC assessment	280	103		-		383
FHLB prepayment fee	481	-		-		481
Other	29	821		108	(9)	958
Total other expenses	38,319	9,867		(2,345)		45,841

Income before income taxes	15,284	1,340		4,908		21,532

Provision for income taxes	2,249	(6)		942	(10)	3,185
Net income	$13,035	$1,346		$3,966		$18,347

Earnings per common share:
Basic	$2.84	$0.57	$			$3.51
Diluted	$2.82	$0.57	$			$3.49

Weighted average common shares outstanding:
Basic	4,586,224	2,372,214		(1,724,393)	(1)	5,234,045
Diluted	4,616,364	2,376,327		(1,728,506)	(1)	5,264,185

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NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1)

The acquisition will be effected by the issuance of shares of Fidelity common stock to Landmark’s shareholders. The pro forma information is based upon the assumption that the total number of shares of Landmark common stock outstanding immediately prior to the completion of the merger will be 2,382,695, the number of shares outstanding as of March 31, 2021.  Pursuant to the terms of the reorganization agreement, shareholders of Landmark will receive 0.272 shares of Fidelity common stock for each share of Landmark stock they own and $3.26 in cash.

Holders of Landmark stock options that are not exercised at or prior to the closing date will be redeemed for cash of $18.05 less the exercise price per share totaling $69,250.

The final accounting purchase price assigned to record the shares issued in the acquisition was based on the closing price of Fidelity common stock on the closing date of the acquisition.  The pro forma calculations, shown herein, assume a closing price for Fidelity common stock of $54.10, which represented the closing price of Fidelity common stock on June 30, 2021.

The total estimated purchase price for the purpose of this pro forma financial information is $42.9 million.  The following table provides the calculation and allocation of the purchase price used in the pro forma financial statements and a reconcilement of pro forma shares to be outstanding:

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Summary of GAAP Purchase Price Calculation, Goodwill Resulting from Merger and
Reconciliation of Pro Forma Shares Outstanding at March 31, 2021
($ In Thousands, Except Per Share Data)

	March 31, 2021

Purchase Price Consideration in Common Stock
Landmark common shares settled for stock	2,382,695
Exchange Ratio	0.2720
Fidelity shares to be issued	647,990
Value assigned to Fidelity common share (closing price as of 6/30/2021)	$54.10

Purchase price assigned to Landmark common shares exchanged for Fidelity common shares		$35,056

Purchase Price Consideration in Cash
Landmark common shares outstanding	2,382,695
Purchase price assigned to cash consideration	$3.26
Cash consideration		7,768

Purchase Price assigned to cash in lieu of fractional shares		6

Purchase Price Consideration - Cash payout for stock options
Landmark stock options outstanding	10,000
In-the-money value for Landmark stock options settled for cash	$6.93
Purchase price assigned to Landmark stock options settled for cash		69
Total Purchase Price for Accounting Purposes		42,899

Net Assets Acquired:
Landmark shareholders' equity	$35,541

Estimated adjustments to reflect assets acquired at fair value:
Loans ASC 310-20 interest rate fair value	(1,854)
Loans ASC 310-20 - general credit fair value	(7,925)
Loans ASC 310-30 acquired with deteriorated credit quality	(1,137)
Loans - deferred fees/cost	779
Allowance for loan losses	3,774
Core deposit intangible	597
Premises and equipment	(489)
Right-of-use assets	447
Leased property under finance leases, net	557
Deferred tax assets	1,506

Estimated adjustments to reflect liabilities acquired at fair value:
Time deposits	(96)
FHLB borrowings	(102)
Obligations from secured borrowings	(230)
Operating lease liabilities	(447)
Finance lease obligation	(174)
Miscellaneous liabilities	(7)
Seller transaction merger liabilities accrued	(667)
Net assets acquired		30,073
Goodwill resulting from merger		$12,826

Reconcilement of Pro Forma Shares Outstanding
Landmark shares outstanding	2,382,695
Exchange ratio	0.2720
Fidelity shares to be issued to Landmark shareholders	647,990
Fidelity shares outstanding at 3/31/2021	4,995,547
Pro Forma Fidelity shares outstanding	5,643,537
Percentage ownership by Fidelity historical shareholders	88.52%
Percentage ownership by Landmark historical shareholders	11.48%

2)

Reflects the issuance of shares of Fidelity common stock with no par value per share in connection with the acquisition and the adjustments to shareholders’ equity for the reclassification of Landmark historical equity

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accounts (common stock, accumulated other comprehensive loss, and undivided profits) into surplus and adjustment for goodwill created in the transaction.

3)

Securities available-for-sale were recorded at fair value at March 31, 2021 therefore no balance sheet adjustment was necessary. Income statement adjustment includes prospective reclassification of existing available-for-sale securities fair value adjustment to an amortizing premium which will be amortized into income based on the expected life, which is expected to decrease investment securities interest income by $63 thousand in the first year following consummation.   An additional other interest income adjustment was made to reflect lost interest income related to the payment of the cash consideration of $7.8 million at a rate of 0.07%, the March 31, 2021 federal funds rate.

4)

Loan and lease adjustment includes ASC 310-20 interest rate fair value discount of $1.9 million based on current discount rates of similar loans, ASC 310-20 $7.9 million fair value general credit risk loan discount, ASC 310-30 $1.1 million fair value discount and $779 thousand ASC 310-20 deferred loan fees net reversal. The ASC 310-20 interest rate and general credit adjustments and the ASC 310-30 accretable yield will be substantially recognized over the expected life of the loans and is expected to increase loan receivable interest income by $2.2 million in the first year following consummation.   No earnings impact was assumed from the ASC 310-30 non-accretable discount or ASC 310-20 loan fee reversals.

5)	Reversal of the Landmark allowance for loan losses in accordance with acquisition method of accounting to reflect the acquired loans at fair value.

6)

Reflects fair value write down adjustments of $389 thousand for owned premise, $27 thousand for obsolete equipment and $73 thousand for fixed assets held for sale. The fair value adjustment of $36 thousand for buildings will decrease pro forma expenses by $1 thousand in the first year following consummation.

7)

Reflects the adjustment to measure Landmark’s finance lease as if Fidelity acquired this lease on the date of acquisition. The result was a write up of the net leased property under finance leases, net by $557 thousand and an adjustment to the finance lease obligation for $174 thousand as of the date of acquisition.

8)

Reflects the adjustment to measure Landmark’s operating lease as if Fidelity acquired this lease on the date of acquisition. The result was a write up of the right-of-use assets and the corresponding operating lease liabilities by $447 thousand.

9)

Adjustment to core deposit intangible assets to reflect the fair value of $597 thousand for the acquired core deposit intangible asset and the related amortization adjustment based upon an expected life of 10 years. The amortization of the new core deposit intangible is expected to increase other expense by $108 thousand in the first year following consummation.

10)

Reflects the increase in net deferred tax assets, assuming a rate of 21%, of $1.2 million related to fair value adjustments and a $677 thousand tax benefit applied to other assets related to one-time merger charges.  Provision for income taxes was applied on income statement adjustments using an effective tax rate of 21%. It is noted that a tax benefit was not taken for certain merger obligations and costs that were not considered to be tax deductible.

11)

Adjustments to reflect a fair value premium of $96 thousand for Landmark’s certificates of deposit.  These adjustments will be recognized using an amortization method based upon the maturities of the deposit liabilities. These adjustments are expected to decrease pro forma pre-tax interest expense by $48 thousand in the first year following consummation.

12)	Reflects the accrual for unfunded commitments of $7 thousand.

13)

Reflects the accrual for unrecognized one-time merger-related charges for Fidelity and Landmark: (a) Landmark pre-tax charges are estimated at $667 thousand ($567 thousand after-tax) and are included as a pro forma fair value liability accrual, and (b) Fidelity pre-tax charges are estimated at $4.0 million ($3.2 million after-tax) and are included as a pro forma liability accrual with the after-tax cost as reduction to retained earnings.  The March 31, 2021 and December 31, 2020 income statements include an adjustment to exclude period merger related

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expenses. It is noted that a tax benefit was not taken for certain merger obligations and costs that were not considered to be tax deductible.

14)

Adjustments to reflect a fair value premium of $230 thousand for Landmark’s obligations from secured borrowings. These adjustments will be recognized using a level yield method based upon the expected cash flows of the obligations from secured borrowings. These adjustments are expected to decrease pro forma pre-tax interest expense by $59 thousand in the first year following consummation.

15)	Adjustment to reflect a $102 thousand fair value premium for FHLB Borrowings. The Company decided to pay off the borrowings post-closing therefore no amortization is warranted.

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